As filed with the Securities and Exchange Commission
                                       via EDGAR on February 5, 1998

                                            Registration No. 33- ____________
===============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM S-8

                          REGISTRATION STATEMENT

                                   UNDER

                        THE SECURITIES ACT OF 1933


                        COMPUTER PRODUCTS, INC.
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)

          Florida                                              59-1205269
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification No.)

                        7900 Glades Road, Suite 500
                         Boca Raton, Florida 33434
       (Address of principal executive offices, including zip code)


        ZYTEC CORPORATION 1983 EMPLOYEE INCENTIVE STOCK OPTION PLAN ZYTEC CORPORATION 1984 EMPLOYEE INCENTIVE STOCK OPTION PLAN ZYTEC CORPORATION 1985 EMPLOYEE INCENTIVE STOCK OPTION PLAN ZYTEC CORPORATION 1987 EMPLOYEE INCENTIVE STOCK OPTION PLAN ZYTEC CORPORATION 1993 EMPLOYEE INCENTIVE STOCK OPTION PLAN ZYTEC CORPORATION 1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN
        -----------------------------------------------------------
                         (Full title of the plans)


                           Joseph M. O'Donnell
                                 President
                          Computer Products, Inc.
                        7900 Glades Road, Suite 500
                        Boca Raton, Florida  33434
                               (561) 451-1000
                   (Name, address and telephone number,
                 including area code, of agent for service)

                       Copies of all communications to:

                           STEPHEN A. OLLENDORFF, ESQ.
                           Hertzog, Calamari & Gleason
                                 100 Park Avenue
                            New York, New York  10017
                                   (212) 481-9500

===============================================================================

                             CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------


                                Proposed     Proposed
Title of                        maximum      maximum
securities        Amount        offering     aggregate       Amount of
to be             to be         price per    offering      registration
registered      registered      share(1)       price           fee
-------------------------------------------------------------------------------
             ZYTEC CORPORATION 1983 EMPLOYEE INCENTIVE STOCK OPTION PLAN
-------------------------------------------------------------------------------
Common          82,940 shares              $   100,596(2)   $    29.68
Stock
$.01 par
value
per share
-------------------------------------------------------------------------------
             ZYTEC CORPORATION 1984 EMPLOYEE INCENTIVE STOCK OPTION PLAN
-------------------------------------------------------------------------------
Common          15,826 shares              $    29,825(3)   $     8.80
Stock
$.01 par
value
per share
-------------------------------------------------------------------------------
            ZYTEC CORPORATION 1985 EMPLOYEE INCENTIVE STOCK OPTION PLAN
-------------------------------------------------------------------------------
Common          26,998 shares              $    53,999(4)   $    15.93
Stock
$.01 par
value
per share
-------------------------------------------------------------------------------
            ZYTEC CORPORATION 1987 EMPLOYEE INCENTIVE STOCK OPTION PLAN
-------------------------------------------------------------------------------
Common         304,304 shares              $ 1,025,674(5)   $   302.57
Stock
$.01 par
value
per share
-------------------------------------------------------------------------------
            ZYTEC CORPORATION 1993 EMPLOYEE INCENTIVE STOCK OPTION PLAN
-------------------------------------------------------------------------------
Common       1,098,827 shares              $ 6,337,828(6)   $ 1,869.67
Stock
$.01 par
value
per share
-------------------------------------------------------------------------------
             ZYTEC CORPORATION 1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN
-------------------------------------------------------------------------------
Common       2,415,488 shares              $31,986,260(7)   $ 9,435.96
Stock
$.01 par
value
per share
-------------------------------------------------------------------------------
TOTAL       3,944,383 shares              $39,534,182      $11,662.60
-------------------------------------------------------------------------------

     (1) Subject to various exercise prices for the options amongst the different plans and within each plan.

     (2) This amount is the sum of the aggregate exercise prices of the options granted under the 1983 Employee Incentive Stock Option Plan and outstanding on December 31, 1997, in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"). 82,940 shares of Common Stock of the Registrant are being registered hereunder to cover such options.

     (3) This amount is the sum of the aggregate exercise prices of the options granted under the Zytec Corporation 1984 Employee Incentive Stock Option Plan and outstanding on December 31, 1997, in accordance with Rule 457 (c) and (h) under the Securities Act. 15,826 shares of Common Stock of the Registrant are being registered hereunder to cover such options.

     (4) This amount is the sum of the aggregate exercise prices of the options granted under the Zytec Corporation 1985 Employee Incentive Stock Option Plan and outstanding on December 31, 1997, in accordance with Rule 457 (c) and (h) under the Securities Act. 26,998 shares of Common Stock of the Registrant are being registered hereunder to cover such options.

     (5) This amount is the sum of the aggregate exercise prices of the options granted under the Zytec Corporation 1987 Employee Incentive Stock Option Plan and outstanding on December 31, 1997, in accordance with Rule 457 (c) and (h) under the Securities Act. 304,304 shares of Common Stock of the Registrant are being registered hereunder to cover such options.

     (6) This amount is the sum of the aggregate exercise prices of the options granted under the Zytec Corporation 1993 Employee Incentive Stock Option Plan and outstanding on December 31, 1997, in accordance with Rule 457 (c) and (h) under the Securities Act. 1,098,827 shares of Common Stock of the Registrant are being registered hereunder to cover such options.

     (7) This amount is the sum of the aggregate exercise prices of the Zytec Corporation 1996 Employee Incentive Stock Option Plan and outstanding on December 31, 1997, in accordance with Rule 457 (c) and (h) under the Securities Act. 2,415,488 shares of Common Stock of the Registrant are being registered hereunder to cover such options.

     In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.

     This Registration Statement, including all exhibits and attachments, contains 43 pages. The exhibit index may be found on page 10 of the consecutively numbered pages of this Registration Statement.

                          EXPLANATORY NOTE


           Computer Products, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 relating to its common stock, par value $.01 per share (the "Common Stock"). The Registration Statement registers 3,944,383 shares of Common stock for issuance pursuant to exercises of options granted under the (i) Zytec Corporation 1983 Employee Incentive Stock Option Plan,
(ii) Zytec Corporation 1984 Employee Incentive Stock Option Plan, (iii) Zytec Corporation 1985 Employee Incentive Stock Option Plan, (iv) Zytec Corporation 1987 Employee Incentive Stock Option Plan, (v) Zytec Corporation 1993 Employee Incentive Stock Option Plan and (vi) Zytec Corporation 1996 Employee Incentive Stock Option Plan (collectively, the "Zytec Plans").

      On December 29, 1997, pursuant to an Agreement and Plan of Merger, dated as of September 2, 1997, among the Registrant, Zytec Corporation ("Zytec") and CPI Acquisition Corp. (a wholly-owned subsidiary of the Registrant), the following events (among others) occurred: (a) CPI Acquisition Corp. merged with and into Zytec with Zytec surviving as a wholly-owned subsidiary of the Registrant (the "Merger); (b) each outstanding share of Zytec capital stock, no par value per share, was converted into a right to receive 1.33 shares of Common Stock; (c) the Registrant assumed the Zytec Plans; and (d) each outstanding option to purchase one share of Zytec stock became an option to acquire 1.33 shares of Common Stock. Prior to the Merger, shares of Zytec stock were registered for issuance to the Zytec Plans (other than the Zytec Corporation 1996 Employee Incentive Stock Option Plan) pursuant to a Registration Statement on Form S-8, Registration No. 33-71602.

           As a result of the Merger, shares of Common Stock will be issued pursuant to exercises of options granted under the Zytec Plans. The purpose of this Registration Statement is to register shares of Common Stock for issuance to the Zytec Plans.


                                           PART II


                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

           The Registrant hereby incorporates by reference in this Registration Statement the following documents:

           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

           (b) All other reports filed by the Registrant since January 3, 1997, with the Securities and Exchange Commission (the "Commission") pursuant to
Section 13(a) or 15(d) of the Exchange Act; and

         (c) The description of the Registrant's Common Stock, contained in the Registrant's Registration Statement on Form 10 filed with the Commission pursuant to Section 12(g) of the

Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    Description of Securities.

           Not applicable.

ITEM 5.    Interests of Named Experts and Counsel.

           Bert Sager, Esq., a director of the Registrant, has rendered a legal opinion as to the validity of the securities being registered hereby. Mr. Sager beneficially owns 248,255 shares of the Registrant's outstanding Common Stock and options and other rights to acquire an additional 93,014 shares of Common Stock.

ITEM 6.   Indemnification of Directors and Officers.

       Under Article IX of the Registrant's By-Laws, restated as of October 23, 1997, the Registrant shall indemnify each director and officer of the Registrant to the fullest extent permitted by the provisions of the Business Corporation Act of the State of Florida (the "FBCA"). Section 607.0850 of the FBCA generally provides that a corporation has the power to indemnify its officers and directors against liability incurred in connection with any proceeding (other than an action by, or in the right of, the corporation) to which he was a party by reason of the fact that he is or was a director or officer of the corporation, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. Section
607.0850 of the FBCA additionally provides that a corporation shall have the power to indemnify any person who is a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement not exceeding, in the judgment of such corporation's board of directors, the estimated expenses of litigating the proceeding to conclusion. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation, except that no indemnification shall be permitted if such person shall have been adjudged to be liable unless, and only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem appropriate. Section 607.0850 of the FBCA further provides that any indemnification, unless pursuant to a court determination, shall be made by the corporation only upon a determination that indemnification of the director or officer was proper in the circumstances because he met the applicable standards of conduct, as described above. Such determination shall be made by the corporation's board of directors or a committee thereof, by independent legal counsel or by the shareholders of the corporation.

         The Registrant's By-Laws also provide that the indemnification rights provided thereby shall not be deemed to be exclusive of any other rights to which the Registrant's directors and officers may be entitled, including, without limitation, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, or otherwise. The Registrant maintains a directors' and officers' liability insurance policy which, subject to the limitations and exclusions stated therein, covers the officers and directors of the Registrant for certain actions or inactions that they may take or omit to take in their capacities as officers and directors of the Registrant.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers and directors under any of the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act"), and is therefore unenforceable.

ITEM 7.    Exemption from Registration Claimed.

           Not applicable.

ITEM 8.    Exhibits.

Exhibit No.       Description

 4.1              Zytec Corporation 1983 Employee Incentive Stock Option Plan

 4.2              Zytec Corporation 1984 Employee Incentive Stock Option Plan

 4.3              Zytec Corporation 1985 Employee Incentive Stock Option Plan

 4.4              Zytec Corporation 1987 Employee Incentive Stock Option Plan

 4.5              Zytec Corporation 1993 Employee Incentive Stock Option Plan

 4.6              Zytec Corporation 1996 Employee Incentive Stock Option Plan

 5.1 Opinion of Bert Sager, special counsel to the Registrant, with respect to the legality of the securities being registered hereunder

23.1 Consent of Arthur Andersen LLP, independent certified public accountants for the Registrant

23.2 Consent of Bert Sager, special counsel to the Registrant (included in the opinion filed as Exhibit 5.1 hereto)

ITEM 9.    Undertakings.

           Undertaking Required by Regulation S-K, Item 512(a).

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Undertaking Required by Regulation S-K, Item 512(b).

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Undertaking Required by Regulation S-K, Item 512(h).

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Boca Raton, State of Florida, on this 5th day of February, 1998.

                                            COMPUTER PRODUCTS, INC.
                                            (Registrant)


                                            By:     /s/Joseph M. O'Donnell
                                               ------------------------------
                                               Joseph M. O'Donnell, President
                                                and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                        Date

/s/Joseph M. O'Donnell
------------------------------- President and Chief Executive February 5, 1998
Joseph M. O'Donnell             Officer (Principal Executive
                                Officer)


/s/Richard J. Thompson
-----------------------------   Vice President, Finance and   February 5, 1998
Richard J. Thompson             Chief Financial Officer,
                                Secretary and Treasurer
                                (Principal Financial and
                                Accounting Officer)


/s/Edward S. Croft, III
-----------------------------   Director                      February 5, 1998
Edward S. Croft, III


/s/Fred C. Lee
-----------------------------   Director                      February 5, 1998
Fred C. Lee


/s/Lawrence J. Matthews
-----------------------------   Director                      February 5, 1998
Lawrence J. Matthews


/s/Stephen A. Ollendorff
-----------------------------   Director                      February 5, 1998
Stephen A. Ollendorff



/s/Phillip A. O'Reilly
-----------------------------   Director                      February 5, 1998
Phillip A. O'Reilly


/s/Bert Sager
-----------------------------   Director                      February 5, 1998
Bert Sager

-----------------------------  Director
A. Eugene Sapp


/s/Ronald D. Schmidt
-----------------------------  Director                       February 5, 1998
Ronald D. Schmidt


/s/Lewis Solomon
-----------------------------  Director                       February 5, 1998
Lewis Solomon


/s/John M. Steel
-----------------------------  Director                       February 5, 1998
John M. Steel

                                Exhibit Index



Exhibit No.      Description                                        Page


 4.1              Zytec Corporation 1983 Employee Incentive
                  Stock Option Plan                                   11

 4.2              Zytec Corporation 1984 Employee Incentive
                  Stock Option Plan                                   16

 4.3              Zytec Corporation 1985 Employee Incentive
                  Stock Option Plan                                   21

 4.4              Zytec Corporation 1987 Employee Incentive
                  Stock Option Plan                                   26

 4.5              Zytec Corporation 1993 Employee Incentive
                  Stock Option Plan                                   31

 4.6              Zytec Corporation 1996 Employee Incentive
                  Stock Option Plan                                   36

 5.1              Opinion of Bert Sager, special counsel to the
                  Registrant, with respect to the legality of
                  the securities being registered hereunder           41

23.1              Consent of Arthur Andersen LLP, independent
                  certified public accountants for the
                  Registrant                                          43

23.2              Consent of Bert Sager, special counsel to the
                  Registrant (included in the opinion filed as
                  Exhibit 5.1 hereto)                                 41